SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Class A Shares Exhibit to the Multiple Class Plan of Federated Municipal Ultrashort Fund, a portfolio of Federated Fixed Income Securities, Inc. The information contained in the attached Exhibit serves as the description of Class A Shares as required by this Item.



CLASS A SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales by financial intermediaries in consideration of a sales load paid through the principal underwriter and a shareholder service fee paid by Federated Shareholder Services Co. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement, Class A Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Class A Shares
Sales Load
Up to 5.5% of the public offering price
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class A Shares as described in Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:
None
Exchange
Rights:
Class A Shares may be exchanged for Class A Shares of any other Funds. Additionally, Class A Shares may be exchanged for Investment Shares of Tax-Free
Instruments Trust. Class A Shares may also be exchanged for shares of investment companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.
In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



Exceptions to Basic Arrangements
For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales load and contingent deferred sales charges payable upon redemption are as follows:
Basic Sales load schedule
The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Load as a
Percentage
of Public Offering
Price
Less than $50,000
5.50%
$50,000 but less
than
$100,000
4.50%
$100,000 but less
than
$250,000
3.75%
$250,000 but less
than
$500,000
2.50%
$500,000 but less
than
$1 million
2.00%
$1 million or
greater
0.00%

Fixed income sales load Schedule
The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
Less than $100,000
4.50%
$100,000 but less
than
$250,000
3.75%
$250,000 but less
than
$500,000
2.50%
$500,000 but less
than
$1 million
2.00%
$1 million or
greater
0.00%

limited term SALES LOAD schedule
The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
Less than $1
million
1.00%
$1 million or
greater
0.00%

MONEY MARKET LOAD SCHEDULE
The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
All purchases
0.00%

ULTRASHORT BOND LOAD SCHEDULE
The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
Less than
$50,000
2.00%
$50,000 but
less than
$100,000
1.75%
$100,000 but
less than
$250,000
1.50%
$250,000 +
0.00%




"large ticket" purchases
Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A
Shares shall receive from the principal underwriter an advance commission equal to 75 basis points (0.75%) of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this
Exhibit, such Class A Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points (0.75%) of the lesser of (x) the purchase price of the Class A
Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A Shares shall be paid to the principal underwriter in consideration of the advance commission.
(G)	AGGREGATION OF PURCHASES
In applying the exceptions set forth in this Section 3, the purchase amount shall take into account:
?	Concurrent purchases of Class A Shares of other Funds;
?	Accumulated purchases of Class A Shares will be considered in calculating the applicable sales charge on the additional
Shares; and
?	Letters of intent to purchase Class A Shares within a thirteen month period.
	(H)	WAIVER OF SALES LOAD
	No sales load shall be assessed or contingent deferred sales charge imposed on purchases of Class A Shares:
*	within 120 days of redeeming shares of an equal or greater amount;

*	through a bank trust department, a registered investment adviser, retirement plans where the third party administrator has entered into certain arrangements with the principal underwriter, or its affiliates, or any other investment professional, to the extent that no payments were advanced for purchases made through these entities or individuals;

*	with reinvested dividends or capital gains;

*	by shareholders that originally became shareholders of a Fund pursuant to the terms of an agreement and plan of reorganization which permits the shareholders to acquire shares at net asset value;

*	by Federated Life Members (Federated shareholders who originally were issued shares through the "Liberty Account", which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty
Account); and



*	by Directors, Trustees, employees, and sales representatives of the
Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, and the immediate family members of the above persons.

      (I)	SPECIAL OFFER PROGRAM
During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds"). Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program. Class A Shares purchased through this Special Offer are subject to a CDSC of 2.00% on redemptions which occur within 30 months after the purchase, which amount is to be paid to the principal underwriter in consideration for advancing the commission to intermediaries. Class A Shares of the Special Offer Funds purchased during the Special Offer Program may be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee. Class A Shares of the Special Offer Funds purchased during the Special Offer Program which are exchanged for Class A Shares of other Funds during the 30 month CDSC period will incur the CDSC fee upon redemption. However, no sales load will be charged for the exchange.


SCHEDULE OF FUNDS
OFFERING CLASS A SHARES

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1.	CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company
Series
12b-1
Plan
Federated American Leaders
Fund, Inc.

None
Federated Equity Funds
Federated Capital Appreciation
Fund
0.25%

Federated Communications
Technology Fund
0.25%

Federated Growth Strategies
Fund
None

Federated Kaufmann Fund
0.25%

Federated Kaufmann Small Cap
Fund
0.25%

Federated Large Cap Growth Fund
0.25%

Federated Market Opportunity
Fund
0.25%
Federated Equity Income
Fund, Inc.

0.50%
Federated Income Securities
Trust
Federated Capital Income Fund
None

Federated Muni and Stock
Advantage Fund
0.25%
Federated International
Series, Inc.
Federated International Equity
Fund
None
Federated Stock and Bond
Fund, Inc.

None
Federated World Investment
Series, Inc.
Federated European Growth Fund
0.25%

Federated Global Equity Fund
0.25%




Federated Global Value Fund

None

Federated International Capital
Appreciation Fund
0.25%

Federated International High
Income Fund
0.25%

Federated International Small
Company Fund
0.25%

Federated International Value
Fund (formerly: Federated
Global Financial Services Fund)
0.25%

2.  CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

Multiple Class Company
Series
12b-1
Plan
Federated Fixed Income
Securities, Inc.
Federated Strategic Income Fund
None
Federated Government Income
Securities, Inc.

0.25%
Federated High Income Bond
Fund, Inc.

None
Federated Income Securities
Trust
Federated Fund for U.S.
Government Securities
None
Federated International
Series, Inc.
Federated International Bond
Fund
0.25%
Federated Investment Series
Funds, Inc.
Federated Bond Fund
0.25%
Federated Municipal
Opportunities Fund, Inc.

None
Federated Municipal
Securities Fund, Inc.

None
Federated Municipal
Securities Income Trust
Federated California Municipal
Income Fund
0.25%

Federated New York Municipal
Income Fund
0.25%

Federated North Carolina
Municipal Income Fund
0.25%

Federated Pennsylvania
Municipal Income Fund
0.40%
Federated Total Return
Series, Inc.
Federated Total Return Bond
Fund
0.25%



3.  CLASS A SHARES SUBJECT TO THE LIMITED TERM SALES LOAD SCHEDULE

Multiple Class Company
Series
12b-1
Plan
Federated Fixed Income
Securities, Inc.
Federated Limited Term Fund
0.50%

Federated Limited Term
Municipal Fund
0.25%

4.	Class A Shares Subject to the Money Market Load Schedule
Multiple Class Company
Series
12b-1
Plan
Money Market Obligations
Trust
Liberty U.S. Government Money
Market Trust
None

5.	Class A Shares Subject to the Ultrashort Bond Load Schedule
Multiple Class Company
Series
12b-1
Plan
Federated Fixed Income
Securities, Inc.
Federated Municipal Ultrashort
Fund
0.25%
Federated Institutional
Trust
Federated Government Ultrashort
Duration Fund
0.25%
Federated Total Return
Series, Inc.
Federated Ultrashort Bond Fund
0.30%

6.	Class A Shares Not Participating in the Large Ticket Purchase Program
Multiple Class Company
Series
Federated Fixed Income
Securities, Inc.
Federated Municipal Ultrashort
Fund
Federated Institutional
Trust
Federated Government Ultrashort
Duration Fund
Federated Total Return
Series, Inc.
Federated Ultrashort Bond Fund


PROPRIETARY FUND SCHEDULE - CLASS A SHARES

Shares issued by investment companies that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Class A Shares of the Funds indicated opposite their names. Such Class A Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Class A Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered.
Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.
Multiple Class
Series/Company

Non-Plan Investment Companies
Federated International
Series -
Federated International
Equity Fund
Southtrust Funds (Class A
Shares)
Federated Equity Funds -
Federated Small Cap
Strategies Fund
Southtrust Funds (Class A
Shares)
Federated Fund for U.S.
Government
Securities
Southtrust Funds (Class A
Shares)
Federated Municipal
Securities Fund
Southtrust Funds (Class A
Shares)
Federated American Leaders
Fund

Federated International
Series -
Federated International
Bond Fund

Federated High Income Bond
Fund

Federated Equity Income
Fund

Federated Fixed Income
Securities -
Federated Strategic Income
Fund

Money Market Obligations
Trust -
Liberty U.S. Government
Money Market Trust





SUB-ITEM 77Q1:  Exhibits


Federated Fixed Income Securities, Inc.

Amendment #6
to the By-Laws

Effective August 25, 2003

Insert the following into Article IV, Officers, and renumber Section 14 as
Section 15:

Section 14. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Corporation, solely for purposes of complying with the attorney conduct rules ("Attorney Conduct Rules") enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.


Current as of:  8/18/94